Consent of Independent Registered Public Accounting Firm

     We have issued our report dated August 18, 2006 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 207 as of June 30, 2006, and for the period then ended, contained in this Post-Effective Amendment No. 14 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                              Grant Thornton LLP



New York, New York
October 24, 2006